                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): February 3, 1998
                                                        ----------------



                          PREMIERE TECHNOLOGIES, INC.
                           (Exact name of registrant
                          as specified in its charter)



     Georgia                       0-27778                   59-3074176
--------------------------------------------------------------------------------
     (State or other               (Commission               (I.R.S. Employer
     jurisdiction of               File Number)              Identification No.)
     incorporation)


     3399 Peachtree Road, N.E.
     The Lenox Building, Suite 600
     Atlanta, Georgia                                        30326
     ---------------------------------------------------------------------------
     (Address of principal executive officers)               (Zip Code)



      Registrant's telephone number, including area code:  (404) 262-8400

                                      N/A
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

On February 3, 1998, Premiere Technologies, Inc. (the "Company") announced its unaudited operating results for the three and twelve months ended December 31, 1997.

For the quarter ended December 31, 1997, revenues increased 15 percent to $62.0 million compared to $53.9 million for the fourth quarter of 1996. Operating income rose 181 percent to $15.0 million in the fourth quarter of 1997 compared to $5.3 million for the fourth quarter of 1996. Diluted net income per share increased to $0.25 in the fourth quarter of 1997 compared to $0.03 in the fourth quarter of 1996.

For the year ended December 31, 1997, revenues increased 16 percent to $229.4 million compared to $197.5 million for the year ended December 31, 1996. The Company had an operating loss of $29.0 million for the year ended December 31, 1997 as compared to operating income of $6.8 million for the year ended December 31, 1996. Operating income, before restructuring and other special charges, rose 142 percent to $46.1 million in 1997 compared to $19.1 million for the year ended December 31, 1996. The Company had net loss per share of $0.78 for the year ended December 31, 1997 as compared to diluted net income per share of $0.11 for the year ended December 31, 1996. Diluted net income per share, before restructuring and other special charges, increased to $0.79 in 1997 compared to $0.34 for the year ended December 31, 1996.

Filed herewith as Exhibit 99.1 is the Company's Summary Condensed Consolidated Statements of Operations (Unaudited) For the Three and Twelve Months Ended December 31, 1997 and 1996. The results of operations discussed in this Item 5 and set forth in Exhibit 99.1 have been restated to reflect pooling of interest transactions.

On February 12, 1998, the Company announced an agreement between its wholly owned subsidiary Voice-Tel Enterprises, Inc. and Excel Communications, Inc. ("Excel") to market the Company's Voice-Tel messaging products and services to Excel's nationwide network of independent sales representatives beginning in the second quarter of 1998. Filed herewith as Exhibit 99.2 is the Company's press release from February 12, 1998 announcing this agreement.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

    99.1 Summary Condensed Consolidated Statements of Operations (Unaudited) for the Three and Twelve Months Ended December 31, 1997 and 1996.

    99.2  Press Release dated February 12, 1998.

                                      -2-
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PREMIERE TECHNOLOGIES, INC.



                         BY: /s/ Jeffrey A. Allred
                            ------------------------------------
                            Jeffrey A. Allred
                            Executive Vice President of Strategic Development


Dated: February 20, 1998


                                      -3-
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                                 EXHIBIT INDEX


    99.1 Summary Condensed Consolidated Statements of Operations (Unaudited) for the Three and Twelve Months Ended December 31, 1997 and 1996.

    99.2  Press Release dated February 12, 1998.